SCHEDULE 14A INFORMATION

             Soliciting Materials Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                           [Amendment No............]

Filed by the Registrant /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /     Preliminary Proxy Statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /     Definitive Proxy Statement
/X/     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section 240.14a-12


                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                  --------------------------------------------
                (Name of Registrant as specified in its charter)



       (Name of person(s) filing proxy statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/    No fee required

/ /    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  14a6(i)(2)  or
       Item 22(a)(2) of Schedule 14A.

/ /    Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11.
           1) Title  of each  class of  securities  to which  transaction applies:
                -----------------------
           2)   Aggregate number of securities  to  which  transaction  applies:
                -----------------------
           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________________
           4)   Proposed maximum aggregate value of transaction:
                -----------------------
           5)   Total fee paid: _______________________

/ /    Fee paid previously by written preliminary materials.

/ / Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount Previously Paid: ________________________________________
           2)   Form, Schedule or Registration Statement No.: __________________
           3)   Filing Party: __________________________________________________
           4)   Date Filed: ____________________________________________________

                              Sch 14A - Cover Page
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              NEWS - WISCONSIN CENTRAL TRANSPORTATION CORPORATION
  One O'Hare Centre * P.O. Box 5062 * Rosemont, IL 60017-5062 * (847)318-4600


                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                 Seeks Stockholder Approval of Merger Agreement
                             With Canadian National

ROSEMONT, Ill. -- March 2, 2001 -- (Nasdaq:WCLX): Wisconsin Central Transportation Corporation (WCTC) today announced it has commenced the mailing of proxy materials to its stockholders in connection with WCTC's Special Meeting of Stockholders scheduled to be held on April 4, 2001. The Special Meeting has been called to request stockholder approval of an agreement and plan of merger by and between WCTC and a subsidiary of Canadian National Railway Company (CN). If the merger is approved and adopted by WCTC's stockholders and receives required regulatory approval, stockholders of WCTC will be entitled to receive $17.15 in cash for each outstanding share of common stock held on the effective date of the merger.

Thomas F. Power, Jr., President and Chief Executive Officer of WCTC,  commented:
"The merger of WCTC and CN is the best transaction for our shippers, stockholders and employees. WCTC's management and employees have created what I believe is the most efficient and successful regional rail system in the U.S. Now, it's time for Wisconsin Central to join a broader North American rail network, and to move to the next level of excellence by combining with CN. We are pleased that our efforts to enhance stockholder value have been successful. WCTC's Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that stockholders vote in favor of the merger."

WCTC's Special Meeting of Stockholders will be held on Wednesday, April 4, 2001 at 9:00 a.m., local time, at The Forum, Hyatt Regency O'Hare, 9300 West Bryn Mawr Avenue, Rosemont, Illinois. WCTC stockholders of record as of February 23, 2001 will be entitled to vote at the meeting.

Copies of WCTC's proxy statement are available from D. F. King & Co., Inc. Please call (800) 549-6650 to obtain a copy of the document.

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ABOUT WISCONSIN CENTRAL TRANSPORTATION CORPORATION

Shares of Wisconsin Central Transportation Corporation are publicly traded on The Nasdaq Stock Market(R) under the symbol WCLX. WCTC's principal subsidiaries, Wisconsin Central Ltd., Fox Valley & Western Ltd., Algoma Central Railway Inc., Sault Ste. Marie Bridge Company, and Wisconsin Chicago Link Ltd., form the Wisconsin Central System and operate approximately 2,800 route miles of railway serving Wisconsin, Illinois, Minnesota, Michigan's Upper Peninsula, and Ontario, Canada. WCTC holds 42.5 percent equity interest in English Welsh & Scottish Railway Holdings Limited, Great Britain's primary freight railroad, 23.7 percent equity interest in Tranz Rail Holdings Limited, New Zealand's nationwide railroad and transportation company, and 33 percent equity interest in Australian Transport Network Limited (ATN), which operates on the mainland and in Tasmania. For more information, see our home page: www.wclx.com.

This press release contains certain statements that are "forward-looking," within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding, among other matters, the beliefs, expectations, plans and estimates of the company with respect to certain future events, including without limitation assumptions related to market valuation and future performance and similar expressions concerning matters that are not historical facts. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that could cause actual events to differ materially from those expressed in those statements.


                      CONTACT: Ann G. Thoma, (847) 318 4588

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